UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 25, 2010

EnergyConnect Group, Inc.

(Exact name of Company as specified in its charter)

(Commission File Number)

Oregon	93-0935149
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

901 Campisi Way, Suite 260
Campbell, CA 95008
(Address of principal executive offices, with zip code)

(408) 370-3311
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

The Board of Directors (the "Board") of EnergyConnect Group, Inc. (the "Company") has set December 22, 2010 as the date of the next annual meeting of shareholders of the Company.  In addition, the Board has set October 29, 2010 as the record date for the next annual meeting of shareholders of the Company. Pursuant to the Company’s Bylaws, as amended to date, shareholders must submit any director nominations or other proposals for business to be conducted at the annual meeting within ten calendar days from the date of this initial public announcement of the meeting date.  As specified in the Bylaws, as amended to date, adjournments or postponements of the meeting will not reset or extend this deadline.  On October 28, 2010, the Company also issued a press release regarding the meeting date of next annual meeting of shareholders.  The ten day deadline for nominations and proposals will expire on November 7, 2010.

The press release announcing the annual meeting date is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued on October 28, 2010 announcing date of annual shareholder meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2010	ENERGYCONNECT GROUP, INC.

	By:	/s/ Kevin R. Evans
	Name:	Kevin R. Evans
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on October 28, 2010 announcing date of annual shareholder meeting.